EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES RECORD FINANCIAL RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR 2023

For the quarter ended March 31, 2023
•Record net sales of $2.233 billion, up 2.9% sequentially and up 21.1% from the year ago quarter. The midpoint of our guidance provided on February 2, 2023 was net sales of $2.224 billion.
•On a GAAP basis: record gross margin of 68.0%; record operating income of $848.0 million and a record 38.0% of net sales; record net income of $604.0 million; and record EPS of $1.09 per diluted share. Our guidance provided on February 2, 2023 was for GAAP EPS of $1.07 to $1.09 per diluted share.
•On a Non-GAAP basis: record gross margin of 68.3%; record operating income of $1.064 billion and a record 47.6% of net sales; record net income of $907.8 million and record EPS of $1.64 per diluted share. Our guidance provided on February 2, 2023 was for Non-GAAP EPS of $1.61 to $1.63 per diluted share.
•Paid down $153.0 million of debt in the March 2023 quarter. Cumulatively paid down $6.3 billion of debt over the last 19 quarters. Reduced net leverage to 1.45x.
•Returned approximately $469.8 million to shareholders in the March quarter through dividends of $195.9 million and the repurchase of approximately $273.9 million, or 3.3 million shares of our common stock, at an average price of $82.55 per share under our previously announced $4.0 billion stock buyback program. Cumulatively repurchased approximately $1.371 billion, or 18.5 million shares, over the last six quarters.
•Record quarterly dividend declared today for the June quarter of 38.3 cents per share, an increase of 38.8% from the year ago quarter.

For fiscal year 2023
•Record net sales of $8.439 billion.
•On a GAAP basis: record gross margins of 67.5%; record operating income of $3.116 billion; net income of $2.238 billion, adversely impacted by purchase accounting adjustments associated with our previous acquisitions and a $8.3 million loss on debt settlement associated with our debt refinancing activities; and record EPS of $4.02 per diluted share.
•On a Non-GAAP basis: record gross margins of 67.8%; record operating income of $3.960 billion and a record 46.9% of net sales; record net income of $3.353 billion and record EPS of $6.02 per diluted share.
•Paid down $1.371 billion of total debt and returned $1.641 billion to shareholders through dividends and share repurchases.

CHANDLER, Arizona - May 4, 2023 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected, and secure embedded control solutions, today reported results for the three months and fiscal year ended March 31, 2023, as summarized in the table below.
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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Fourth Quarter and Fiscal 2023
Financial Results

	Three Months Ended March 31, 2023(1)				Twelve Months Ended March 31, 2023(1)
Net sales	$2,232.7				$8,438.7
	GAAP	%	Non-GAAP(2)%		GAAP	%	Non-GAAP(2)%
Gross margin	$1,519.3	68.0%	$1,525.4	68.3%	$5,697.9	67.5%	$5,725.1	67.8%
Operating income	$848.0	38.0%	$1,063.7	47.6%	$3,116.0	36.9%	$3,959.8	46.9%
Other expense	$(46.2)		$(46.2)		$(206.3)		$(197.9)
Income tax provision	$197.8		$109.7		$672.0		$408.8
Net income	$604.0	27.1%	$907.8	40.7%	$2,237.7	26.5%	$3,353.1	39.7%
Net income per diluted share	$1.09		$1.64		$4.02		$6.02
(1) In millions, except per share amounts and percentages of net sales.
(2) See the "Use of Non-GAAP Financial Measures" section of this release.

Net sales for the fourth quarter of fiscal 2023 were a record $2.233 billion, up 21.1% from net sales of $1.844 billion in the prior year's fourth fiscal quarter.

GAAP net income for the fourth quarter of fiscal 2023 was $604.0 million, or $1.09 per diluted share, up from GAAP net income of $437.9 million, or $0.77 per diluted share, in the prior year's fourth fiscal quarter. For the fourth quarters of fiscal 2023 and fiscal 2022, GAAP net income was adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions.

Non-GAAP net income for the fourth quarter of fiscal 2023 was a record at $907.8 million, or $1.64 per diluted share, up from non-GAAP net income of $764.6 million, or $1.35 per diluted share, in the prior year's fourth fiscal quarter. For the fourth quarters of fiscal 2023 and fiscal 2022, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, non-cash interest expense on our convertible debentures and losses on the settlement of debt. For the fourth quarters of fiscal 2023 and fiscal 2022, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Net sales for the fiscal year ended March 31, 2023 were a record $8.439 billion, an increase of 23.7% from net sales of $6.821 billion in the prior fiscal year.

GAAP net income for the fiscal year ended March 31, 2023 was $2.238 billion, or $4.02 per diluted share, an increase of 74.1% from net income of $1.286 billion, or $2.27 per diluted share in the prior fiscal year. Fiscal 2023 and fiscal 2022 GAAP net income were significantly adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions and loss on debt settlement associated with our debt refinancing activities.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2023
Financial Results

Non-GAAP net income for the fiscal year ended March 31, 2023 was a record $3.353 billion, an increase of 28.4% from net income of $2.611 billion in the prior fiscal year. Non-GAAP earnings per diluted share for the fiscal year ended March 31, 2023 were $6.02, an increase of 30.6% from the $4.61 per diluted share in the prior fiscal year. See the "Use of Non-GAAP Financial Measures" section of this release.

Microchip announced today that its Board of Directors declared a record quarterly cash dividend on its common stock of 38.3 cents per share, up 38.8% from the year ago quarter. The quarterly dividend is payable on June 5, 2023 to stockholders of record on May 22, 2023.

"We are very pleased with our strong financial and operational performance throughout fiscal 2023 as we continued to deliver on our Microchip 3.0 strategy," said Ganesh Moorthy, President and Chief Executive Officer. "We grew revenue by 23.7% year-over-year to a record $8.4 billion, achieved new records across key non-GAAP operating metrics delivering full-year non-GAAP EPS of $6.02, and increased our capital returned to shareholders through dividends and share repurchases by 76.6% during the fiscal year. The March quarter marked our 10th consecutive quarter of growth and higher profitability."

Mr. Moorthy added, "During the March quarter, we took further actions to position ourselves for a soft landing as lead times continue to improve for many of our products. At the request of customers, we were able to reschedule significant amounts of backlog to later quarters to help customers with their inventory positions, which resulted in building inventory on our balance sheet. Given our very long product life cycles, we see very little obsolescence risk with the higher inventory balances and we believe we are well-positioned to respond to growth when the macro environment strengthens. Longer-term, our total systems solutions strategy combined with our focus on key market megatrends is driving a robust pipeline of new-design opportunities, and we plan to introduce an exciting lineup of innovative new products throughout fiscal 2024 to address the growing demand for our solutions."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "We continued to pay down our debt with another $153.0 million of payments during the March quarter, reflecting a cumulative debt pay down of over $6.3 billion over the past 19 quarters, as we have actively managed the working capital requirements for the business. Our net debt to adjusted EBITDA was 1.45x at the end of the March quarter. We have targeted actions in motion to reduce inventory on our balance sheet by 5 to 10 days in the June quarter, with further reductions planned in fiscal 2024. Our operating model has been, and remains, a strong cash generator and continues to demonstrate significant operating leverage as we execute our Microchip 3.0 strategy."

Steve Sanghi, Microchip's Executive Chair, said, "Microchip’s board of directors approved a record dividend of 38.3 cents per share, which represents a 38.8% year-over-year increase. Given our cash flow generation during the March quarter, we are targeting to return $349.2 million to our shareholders in the June quarter through dividends and share repurchases. Our board remains committed to increasing cash returns to shareholders with the goal of returning 100% of our adjusted free cash flow to shareholders by the March 2025 quarter."

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Microchip Technology Reports
Fourth Quarter and Fiscal 2023
Financial Results

Mr. Moorthy concluded, "Our backlog for the June quarter is strong with more supply becoming available. However, we are also taking active steps to help customers with inventory positions to push out some of their backlog. Considering these factors and the economic backdrop, we expect net sales in the June quarter to be up between 1% and 4% sequentially. At the mid-point of our guidance for the June quarter, net sales would be 16.5% higher than the year-ago quarter."

Microchip's Highlights for the Quarter Ended March 31, 2023:

•Announced an $800 million, multi-year initiative aiming to triple semiconductor production at our Oregon facility. The increased staffing and capital equipment investments are on track to meet expanded production goals.

•Revealed plans to invest $880 million to expand our Silicon Carbide (SiC) and Silicon (Si) capacity in our Colorado facility. Ramping up production at the Colorado Springs fabrication campus will enable us to respond to growing semiconductor demand across a wide swath of industries.

•Introduced a new MPLAB® SiC power simulator that allows customers to test our SiC power solutions in their design phase. The PLECS-based tool quickly evaluates solutions across power-switching topologies before committing design to hardware.

•Announced an all-in-one hybrid power drive module designed for electric aviation applications to reduce development time and weight. The highly integrated and configurable three-phase power module is the first variant of the new family and can be customized using silicon carbide or silicon, reducing power solution size and weight for electric aircraft.

•Expanded our secure authentication IC portfolio with six new security-focused products for accessories and disposables aimed to optimize and scale embedded security across a wide range of industries including IoT, consumer, industrial and automotive.

•Announced an integrated development kit to speed up design of FPGA-based satellite systems. Developers can prototype with the same low-power, high-throughput Radiation-Tolerant (RT) FPGA that will be used in spaceflight.

•Released a radiation-tolerant power management device targeting Low-Earth Orbit (LEO) space applications. Space system developers can quickly develop prototypes and final designs for their power management system with a radiation-tolerant device based on a familiar plastic commercial-off-the-shelf (COTS) device.

•Launched Single Pair Ethernet (SPE) 10BASE-T1S and 100BASE-T1 devices to transform IIoT at the edge and in higher-speed applications. This SPE offering can reduce cost and complexity of IIoT edge devices while supporting higher-speed Ethernet-everywhere architectures and applications.

•Introduced a Power over Ethernet (PoE) switch that adds advanced network and security features for outdoor applications. The PDS-204GCO is the next-generation solution of the popular PDS-104GO and also offers easy installation and environmental protection.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2023
Financial Results

•Partnered with the University of New Hampshire InterOperability Laboratory (UNH-IOL) to expand 1000BASE-T1 PCS and PHY-C automotive compliance testing. We created a development test platform that is compatible with OPEN Alliance Test Plans for 1000BASE-T1 conformance testing to move the automotive industry closer to having complete compliance for chip manufacturers. UNH-IOL is an independent provider of broad-based testing and standards conformance services for the networking industry.

First Quarter Fiscal Year 2024 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
Net Sales	$2.255 to $2.322 billion
	GAAP	Non-GAAP Adjustments	Non-GAAP(1)
Gross Margin	68.0% to 68.2%	$7.0 to $8.0 million	68.3% to 68.5%
Operating Expenses(2)	28.8% to 29.3%	$197.9 to $201.9 million	20.1% to 20.5%
Operating Income	38.7% to 39.4%	$204.9 to $209.9 million	47.8% to 48.4%
Other Expense, net	$46.8 to $49.2 million	($0.2) to $0.2 million	$47.0 to $49.0 million
Income Tax Provision	$190.0 to $224.8 million(3)	$56.0 to $63.6 million	$134.0 to $161.2 million(4)
Net Income	$636.2 to $639.9 million	$260.7 to $273.7 million	$896.9 to $913.6 million
Diluted Common Shares Outstanding	Approximately 551.8 to 552.2 million shares		Approximately 551.8 to 552.2 million shares
Earnings per Diluted Share	$1.15 to $1.16	$0.48 to $0.49	$1.63 to $1.65
(1) See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2) We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending June 30, 2023. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending June 30, 2023.
(3) The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4) Represents the expected cash tax rate for fiscal 2024, excluding any transition tax payments associated with the Tax Cuts and Jobs Act.

•Microchip's inventory days in the June 2023 quarter are expected to be in the range of 159 to 164 days, compared to 169 days on March 31, 2023. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products, and our production levels.

•Capital expenditures for the quarter ending June 30, 2023 are expected to be between $100 million and $120 million. Capital expenditures for all of fiscal 2024 are expected to be between $300 million and $400 million. We continue to add capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business.

Under the GAAP revenue recognition standard, which we adopted on April 1, 2018, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on
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Microchip Technology Reports
Fourth Quarter and Fiscal 2023
Financial Results

creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires.

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, non-cash interest expense on our convertible debentures and losses on the settlement of debt. For the fourth quarters of fiscal 2023 and fiscal 2022, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units, and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items, or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars, including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross margin fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves;
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Microchip Technology Reports
Fourth Quarter and Fiscal 2023
Financial Results

pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the June 2023 quarter between $70 and $80 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Net sales	$2,232.7	$1,844.2	$8,438.7	$6,820.9
Cost of sales	713.4	623.8	2,740.8	2,371.3
Gross profit	1,519.3	1,220.4	5,697.9	4,449.6

Research and development	298.3	259.1	1,118.3	989.1
Selling, general and administrative	203.5	187.2	797.7	718.9
Amortization of acquired intangible assets	167.4	215.5	669.9	862.5
Special charges (income) and other, net	2.1	9.1	(4.0)	29.5
Operating expenses	671.3	670.9	2,581.9	2,600.0

Operating income	848.0	549.5	3,116.0	1,849.6

Other expense, net	(46.2)	(70.3)	(206.3)	(367.1)
Income before income taxes	801.8	479.2	2,909.7	1,482.5
Income tax provision	197.8	41.3	672.0	197.0
Net income	$604.0	$437.9	$2,237.7	$1,285.5

Basic net income per common share	$1.10	$0.79	$4.07	$2.33
Diluted net income per common share	$1.09	$0.77	$4.02	$2.27

Basic common shares outstanding	546.9	555.5	550.4	552.3
Diluted common shares outstanding	553.9	565.1	557.3	565.9

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)

ASSETS
	March 31,	March 31,
	2023	2022
Cash and short-term investments	$234.0	$319.4
Accounts receivable, net	1,305.3	1,072.6
Inventories	1,324.9	854.4
Other current assets	205.1	206.2
Total current assets	3,069.3	2,452.6

Property, plant and equipment, net	1,177.9	967.9
Other assets	12,123.1	12,779.0
Total assets	$16,370.3	$16,199.5

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,720.4	$1,399.0
Current portion of long-term debt	1,398.2	—
Total current liabilities	3,118.6	1,399.0

Long-term debt	5,041.7	7,687.4
Long-term income tax payable	705.7	704.6
Long-term deferred tax liability	42.7	39.8
Other long-term liabilities	948.0	473.9

Stockholders' equity	6,513.6	5,894.8
Total liabilities and stockholders' equity	$16,370.3	$16,199.5

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions, except per share amounts and percentages; unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Gross profit, as reported	$1,519.3	$1,220.4	$5,697.9	$4,449.6
Share-based compensation expense	6.1	8.0	27.2	34.3
Non-GAAP gross profit	$1,525.4	$1,228.4	$5,725.1	$4,483.9
GAAP gross profit percentage	68.0%	66.2%	67.5%	65.2%
Non-GAAP gross profit percentage	68.3%	66.6%	67.8%	65.7%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Research and development expenses, as reported	$298.3	$259.1	$1,118.3	$989.1
Share-based compensation expense	(22.0)	(21.8)	(83.1)	(97.9)
Acquisition-related	(0.2)	(0.2)	(0.8)	(0.8)
Non-GAAP research and development expenses	$276.1	$237.1	$1,034.4	$890.4
GAAP research and development expenses as a percentage of net sales	13.4%	14.0%	13.3%	14.5%
Non-GAAP research and development expenses as a percentage of net sales	12.4%	12.9%	12.3%	13.1%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Selling, general and administrative expenses, as reported	$203.5	$187.2	$797.7	$718.9
Share-based compensation expense	(15.8)	(17.2)	(60.1)	(78.0)
Acquisition-related	(0.6)	(0.8)	(2.0)	(4.1)
Professional services associated with certain legal matters	(1.5)	(2.8)	(4.7)	(8.4)
IT security remediation	—	—	—	(0.2)
Non-GAAP selling, general and administrative expenses	$185.6	$166.4	$730.9	$628.2
GAAP selling, general and administrative expenses as a percentage of net sales	9.1%	10.2%	9.5%	10.5%
Non-GAAP selling, general and administrative expenses as a percentage of net sales	8.3%	9.0%	8.7%	9.2%

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RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Operating expenses, as reported	$671.3	$670.9	$2,581.9	$2,600.0
Share-based compensation expense	(37.8)	(39.0)	(143.2)	(175.9)
Acquisition-related	(0.8)	(1.0)	(2.8)	(4.9)
Professional services associated with certain legal matters	(1.5)	(2.8)	(4.7)	(8.4)
IT security remediation	—	—	—	(0.2)
Amortization of acquired intangible assets	(167.4)	(215.5)	(669.9)	(862.5)
Special charges (income) and other, net	(2.1)	(9.1)	4.0	(29.5)
Non-GAAP operating expenses	$461.7	$403.5	$1,765.3	$1,518.6
GAAP operating expenses as a percentage of net sales	30.1%	36.4%	30.6%	38.1%
Non-GAAP operating expenses as a percentage of net sales	20.7%	21.9%	20.9%	22.3%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Operating income, as reported	$848.0	$549.5	$3,116.0	$1,849.6
Share-based compensation expense	43.9	47.0	170.4	210.2
Acquisition-related	0.8	1.0	2.8	4.9
Professional services associated with certain legal matters	1.5	2.8	4.7	8.4
IT security remediation	—	—	—	0.2
Amortization of acquired intangible assets	167.4	215.5	669.9	862.5
Special charges (income) and other, net	2.1	9.1	(4.0)	29.5
Non-GAAP operating income	$1,063.7	$824.9	$3,959.8	$2,965.3
GAAP operating income as a percentage of net sales	38.0%	29.8%	36.9%	27.1%
Non-GAAP operating income as a percentage of net sales	47.6%	44.7%	46.9%	43.5%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Other expense, net, as reported	$(46.2)	$(70.3)	$(206.3)	$(367.1)
Loss on settlement of debt	—	11.8	8.3	113.4
Non-cash other expense, net	—	8.4	0.1	38.6
Gains on equity investments	—	—	—	(5.5)
Non-GAAP other expense, net	$(46.2)	$(50.1)	$(197.9)	$(220.6)
GAAP other expense, net, as a percentage of net sales	(2.1)%	(3.8)%	(2.4)%	(5.4)%
Non-GAAP other expense, net, as a percentage of net sales	(2.1)%	(2.7)%	(2.3)%	(3.2)%

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RECONCILIATION OF GAAP INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Income tax provision as reported	$197.8	$41.3	$672.0	$197.0
Income tax rate, as reported	24.7%	8.6%	23.1%	13.3%
Other non-GAAP tax adjustment	(88.1)	(31.1)	(263.2)	(63.1)
Non-GAAP income tax provision	$109.7	$10.2	$408.8	$133.9
Non-GAAP income tax rate	10.8%	1.3%	10.9%	4.9%

RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Net income, as reported	$604.0	$437.9	$2,237.7	$1,285.5
Share-based compensation expense	43.9	47.0	170.4	210.2
Acquisition-related	0.8	1.0	2.8	4.9
Professional services associated with certain legal matters	1.5	2.8	4.7	8.4
IT security remediation	—	—	—	0.2
Amortization of acquired intangible assets	167.4	215.5	669.9	862.5
Special charges (income) and other, net	2.1	9.1	(4.0)	29.5
Loss on settlement of debt	—	11.8	8.3	113.4
Non-cash other expense, net	—	8.4	0.1	38.6
Gains on equity investments	—	—	—	(5.5)
Other non-GAAP tax adjustment	88.1	31.1	263.2	63.1
Non-GAAP net income	$907.8	$764.6	$3,353.1	$2,610.8
GAAP net income as a percentage of net sales	27.1%	23.7%	26.5%	18.8%
Non-GAAP net income as a percentage of net sales	40.7%	41.5%	39.7%	38.3%
Diluted net income per common share, as reported	$1.09	$0.77	$4.02	$2.27
Non-GAAP diluted net income per common share	$1.64	$1.35	$6.02	$4.61
Diluted common shares outstanding, as reported	553.9	565.1	557.3	565.9
Diluted common shares outstanding non-GAAP	553.9	565.1	557.3	565.9

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
GAAP cash flow from operations, as reported	$709.5	$747.7	$3,621.0	$2,842.7
Capital expenditures	(112.7)	(114.6)	(486.2)	(370.1)
Free cash flow	$596.8	$633.1	$3,134.8	$2,472.6
GAAP cash flow from operations as a percentage of net sales	31.8%	40.5%	42.9%	41.7%
Free cash flow as a percentage of net sales	26.7%	34.3%	37.1%	36.3%
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Microchip Technology Reports
Fourth Quarter and Fiscal 2023
Financial Results

Microchip will host a conference call today, May 4, 2023 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until May 18, 2023.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on May 4, 2023 and will remain available until 5:00 p.m. (Eastern Time) on May 18, 2023. Interested parties may listen to the replay by dialing 201-612-7415/877-660-6853 and entering access code 13736836.

Cautionary Statement:

The statements in this release relating to positioning ourselves for a soft landing as lead times continue to improve for many of our products, helping customers with their inventory positions, that we see very little obsolescence risk with the higher inventory balances, that we believe we are well-positioned to respond to growth when the macro environment strengthens, that our total systems solutions strategy combined with our focus on key market megatrends is driving a robust pipeline of new-design opportunities, that we plan to introduce an exciting lineup of innovative new products throughout fiscal 2024 to address the growing demand for our solutions, actively managing the working capital requirements for the business, actions in motion to reduce inventory on our balance sheet by 5 to 10 days in the June quarter, with further reductions planned in fiscal 2024, that our operating model has been, and remains, a strong cash generator and continues to demonstrate significant operating leverage as we execute on our Microchip 3.0 strategy, targeting to return $349.2 million to our shareholders in the June quarter through dividends and share repurchases, that our board remains committed to increasing cash returns to shareholders with the goal of returning 100% of our adjusted free cash flow to shareholders by the March 2025 quarter, that more supply is becoming available, taking active steps to help customers with inventory positions to push out some of their backlog, that we expect net sales in the June quarter to be up between 1% and 4% sequentially, that at the mid-point of our guidance for the June quarter, net sales would be 16.5% higher than the year-ago quarter, our multi-year initiative aiming to triple semiconductor production at our Oregon facility, that the increased staffing and capital equipment investments are on track to meet expanded production goals, our plans to invest $880 million to expand our Silicon Carbide (SiC) and Silicon (Si) capacity in our Colorado facility, that ramping up production at the Colorado Springs fabrication campus will enable us to respond to growing semiconductor demand across a wide swath of industries, our first quarter fiscal 2024 guidance for net sales and GAAP and non-GAAP gross margin, operating expenses, operating income, other expense, net, income tax provision, net income, diluted common shares outstanding, earnings per diluted share, expected inventory days in the June 2023 quarter, capital expenditures for the June 2023 quarter and for all of fiscal 2024, continuing to add capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business, our belief that non-GAAP measures are useful to investors and our assumed average stock price in the June 2023 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued uncertainty, fluctuations or weakness in the U.S. and world economies (including China) due to rising interest rates, high inflation or the impact of the COVID-19 pandemic (including lock-downs in China), actions taken or which may be taken by the Biden administration or the U.S. Congress, monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally (including the Ukraine-Russia military conflict), changes in demand or
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Microchip Technology Reports
Fourth Quarter and Fiscal 2023
Financial Results

market acceptance of our products and the products of our customers and our ability to meet any continued increases in market demand or customer requests to reschedule or cancel orders; the impact that the CHIPS Act will have on increasing manufacturing capacity in our industry by providing incentives for us, our competitors and foundries to build new wafer manufacturing facilities or expand existing facilities; the amount and timing of any incentives we may receive under the CHIPS Act, the impact of current and future changes in U.S. corporate tax laws (including the Inflation Reduction Act of 2022 and the Tax Cuts and Jobs Act of 2017), foreign currency effects on our business; the mix of inventory we hold, our ability to satisfy short-term orders from our inventory and our ability to effectively manage our inventory levels; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels to meet any continued increases in market demand; the impact of inflation on our business; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; our ability to realize the expected benefits of our preferred supply program and our long-term supply assurance program; changes or fluctuations in customer order patterns and seasonality; our ability to obtain a sufficient supply of wafers from third party wafer foundries to meet our increasing needs and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any continued increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions or strategic transactions we may make; the costs and outcome of any current or future litigation or other matters involving our Microsemi acquisition, the Microsemi business, intellectual property, customers, or other issues; the costs and outcome of any current or future tax audit or investigation regarding our business or the business of Microsemi, our actual average stock price in the June quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns (including the COVID-19 pandemic) or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 4, 2023 press release, or to reflect the occurrence of unanticipated events.
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Microchip Technology Reports
Fourth Quarter and Fiscal 2023
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. Our solutions serve more than 125,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo, and MPLAB are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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